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                                                                    EXHIBIT 99.3

[AMERICAN HOMEPATIENT LOGO]                                    NEWS RELEASE


Contacts:    Joseph F. Furlong         or                Marilyn O'Hara
             President and CEO                           Executive VP and CFO
             (615) 221-8884                              (615) 221-8884
                                                         PRIMARY CONTACT


FOR IMMEDIATE RELEASE


               AMERICAN HOMEPATIENT REPORTS FINANCIAL RESULTS FOR
                     THE FIRST QUARTER ENDED MARCH 31, 2003



BRENTWOOD, Tenn. (May 15, 2003) - American HomePatient, Inc. (Pink Sheets: AHOM) today reported net income of $4.3 million and revenues of $82.5 million for the quarter ended March 31, 2003.

The Company's net income in the 2003 first quarter of $4.3 million compares to a net loss of $66.9 million in the 2002 first quarter. First quarter 2003 net income includes approximately $0.9 million of reorganization items related to the bankruptcy reorganization and excludes approximately $4.7 million in non-default interest expense that would have been paid during the period had the Company not sought bankruptcy protection. The net loss for the first quarter of 2002 included a $68.5 million charge for the cumulative effect of a change in accounting principle associated with the Company's adoption of Statement of Financial Accounting Standards No. 142 ("Goodwill and Other Intangible Assets"), an income tax benefit of $2.0 million, and a gain on the sale of the assets of an infusion center of $0.7 million. Excluding these items, American HomePatient's income increased in the first quarter of 2003 compared to the first quarter of 2002 primarily due to increased same-location revenues and lower bad debt expense.

The Company's revenues for the 2003 first quarter of $82.5 million represent an increase of $2.7 million over the same quarter of 2002. In March of 2002, the Company sold substantially all of the assets of an infusion center, which contributed $1.9 million in revenues during the first quarter of 2002. Excluding the revenues of the sold center in the

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first quarter of 2002, same-location revenues in the first quarter of 2003 increased $4.6 million, or 5.9%, compared to the first quarter of last year.

Joseph F. Furlong, President and Chief Executive Officer, said, "We are very pleased with our same-location revenue growth in the first quarter. We believe this growth is directly attributable to the Company's investment in its sales and marketing organization and infrastructure over the past three years."

EBITDA is a non-GAAP financial measurement that is calculated as revenues less expenses other than interest, taxes, depreciation and amortization. For the first quarter of 2003, EBITDA, excluding reorganization items of $0.9 million and other expense of $0.1 million, was $11.0 million or 13.3% of revenues. For the first quarter of 2002, EBITDA, excluding cumulative effect of change in accounting principle of $68.5 million, gain on sale of assets of $0.7 million, and other income of $0.1 million, was $10.4 million or 13.1% of revenues.

Overall, operating expenses increased in the first quarter of 2003 compared to the first quarter of 2002 primarily due to increased personnel-related expenses associated with the hiring of additional account executives to improve the Company's sales and marketing efforts and increased insurance expenses. These expenses were partially offset by lower bad debt expense. As a percent of revenues, bad debt expense declined from 5.2% in the 2002 first quarter to 3.8% in the 2003 first quarter. The reduction in bad debt expense is the result of continued operational improvements and processing efficiencies at the Company's billing centers.

BANKRUPTCY PROCEEDING UPDATE

As announced previously, American HomePatient, Inc. and 24 of its subsidiaries filed voluntary petitions for relief to reorganize under Chapter 11 of the U.S. Bankruptcy Code on July 31, 2002. The Company's joint ventures with unrelated parties are not part of the bankruptcy filing. The Company has been managing its assets and operating its business in the ordinary course of business as a debtor-in-possession since that date. The Company and the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee jointly have proposed a plan of reorganization for the Company

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pursuant to which all of the Company's creditors will be paid in full and the shareholders of the Company will retain all of their equity interests in the Company.

The bankruptcy filing was prompted by the impending December 31, 2002, maturity of the Company's Bank Credit Facility. Over the last several years the Company unsuccessfully attempted to reach a long-term agreement with its lenders to restructure the Bank Credit Facility and thus determined that filing the bankruptcy cases was the best way to restructure the Company's debt. The Company and the Official Unsecured Creditors Committee believe the proposed plan is feasible and in the best interests of all creditors, and the plan provides for full payment to all creditors, including the lenders. The hearing before the Bankruptcy Court on confirmation of the plan of reorganization was held on April 23-25 and 28-29, 2003. At the conclusion of the hearing, the Bankruptcy Court took the matter under advisement. The Court has not yet ruled as to whether the plan of reorganization would be confirmed. There can be no assurances as to the final outcome of the bankruptcy proceedings.

American HomePatient, Inc. is one of the nation's largest home health care providers with 287 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the pink sheets under the symbol AHOM.

American HomePatient, Inc. provides information related to non-GAAP financial measurements such as EBITDA and, from time to time, other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of its business. To enable interested parties to reconcile non-GAAP measures to the Company's GAAP financials, the Company clearly defines EBITDA and quantifies all other adjustments to GAAP measurements (see Schedule B). The Company provides EBITDA information, a widely used non-GAAP financial measurement, to assist in analyzing the Company's operating profitability and in comparing the Company to its competitors. The Company provides other non-GAAP financial measurements that adjust for certain items outside of the ordinary course of business in order to assist in comparing the Company's current operating performance to its historical performance. These adjustments typically reflect

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non-recurring items but sometimes reflect items, such as dispositions of assets and restructuring charges, that are not technically non-recurring but are outside of the ordinary course of operations. Investors are encouraged to use this information in connection with the information contained in the Company's GAAP financial statements.

Certain statements made in the press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the Chapter 11 filings, the proposed plan, the operation of the Company during such proceedings and thereafter, and the final resolution of such proceedings. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include changes to the Company's business strategy and operation, the effect of healthcare regulation and reimbursement, the ability to obtain business, and the outcome of ongoing government investigations. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.



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AMERICAN HOMEPATIENT, INC.                                           SCHEDULE A
SUMMARY FINANCIAL DATA
(IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                            THREE MONTHS ENDED MARCH 31,
                                                                                            ----------------------------
                                                                                                2003          2002
                                                                                              --------      --------
Revenues                                                                                      $ 82,507      $ 79,812
Cost of sales and related services                                                              17,293        16,504
Cost of rentals and other revenues, including rental equipment depreciation                      8,426         8,186
Operating expenses                                                                              47,236        46,336
General and administrative expenses                                                              4,546         4,262
Earnings from joint ventures                                                                    (1,230)       (1,273)
Depreciation, excluding rental equipment, and amortization                                         925         1,033
Amortization of deferred financing costs                                                            --           824
Interest (income) expense, net                                                                     (72)        5,115
Other expense (income), net                                                                         94          (104)
Gain on sale of assets of center                                                                    --          (667)
                                                                                              --------      --------
Income (loss) before reorganization items, income taxes and
          cumulative effect of change in accounting principle                                    5,289          (404)
Reorganization items                                                                               852            --
                                                                                              --------      --------
Income (loss) before income taxes and cumulative effect of change in accounting principle        4,437          (404)
Provision for (benefit from) income taxes                                                          100        (2,012)
                                                                                              --------      --------
Income before cumulative effect of change in accounting principle                                4,337         1,608
Cumulative effect of change in accounting principle                                                 --       (68,485)
                                                                                              --------      --------
Net income (loss)                                                                             $  4,337      $(66,877)
                                                                                              ========      ========


Basic income per share before cumulative effect of change in accounting principle             $   0.26      $   0.10
Diluted income per share before cumulative effect of change in accounting principle           $   0.24      $   0.09

Basic income (loss) per share                                                                 $   0.26      $  (4.10)
Diluted income (loss) per share                                                               $   0.24      $  (3.57)

                                                                                               MAR. 31,       DEC. 31,
                                                                                                 2003            2002
                                                                                              ---------       ---------
Cash & Cash Equivalents                                                                       $  21,715       $  22,827
Restricted Cash                                                                                      67              67
Net Patient Receivables                                                                          56,393          54,183
Other Receivables                                                                                 1,051           1,254
                                                                                              ---------       ---------
  Total Receivables                                                                              57,444          55,437
Other Current Assets                                                                             18,288          18,841
                                                                                              ---------       ---------
  Total Current Assets                                                                           97,514          97,172

Property and Equipment, Net                                                                      51,608          50,427
Goodwill                                                                                        121,214         121,214
Other Assets                                                                                     22,213          22,130
                                                                                              ---------       ---------
  Total Assets                                                                                $ 292,549       $ 290,943
                                                                                              =========       =========
Accounts Payable                                                                              $  14,477       $  13,267
Other Current Liabilities                                                                        18,804          16,850
                                                                                              ---------       ---------
  Total Current Liabilities                                                                      33,281          30,117
Other Liabilities                                                                                   604             591
Liabilities Subject to Compromise                                                               301,921         307,829
                                                                                              ---------       ---------
  Total Liabilities                                                                             335,806         338,537
  Total Shareholders' Deficit                                                                   (43,257)        (47,594)
                                                                                              ---------       ---------
  Total Liabilities and Shareholders' Deficit                                                 $ 292,549       $ 290,943
                                                                                              =========       =========


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                                                                      SCHEDULE B

 AMERICAN HOMEPATIENT, INC.
 RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENTS TO GAAP FINANCIAL STATEMENTS (IN THOUSANDS)


                                                                                        THREE MONTHS      THREE MONTHS
                                                                                           ENDED             ENDED
                                                                                          MARCH 31,         MARCH 31,
                                                                                            2003               2002
                                                                                        ------------      -----------
Net income (loss)                                                                         $  4,337           $(66,877)

Add:
  Provision for (benefit from) income taxes                                                    100             (2,012)
  Interest (income) expense                                                                    (72)             5,115
  Amortization of deferred financing costs                                                      --                824
  Depreciation, excluding rental equipment, and amortization                                   925              1,033
  Rental equipment depreciation                                                              4,741              4,639
                                                                                          --------           --------
Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA)           $ 10,031           $(57,278)

Add:

  Cumulative effect of change in accounting principle with no related tax effect                --             68,485
  Reorganization items                                                                         852                 --
  Gain on sale of assets of center                                                              --               (667)
  Other expense (income)                                                                        94               (104)
                                                                                          --------           --------
EBITDA, excluding cumulative effect of change in accounting principle, reorganization items, gain on sale of assets of center, and other expense
    (income)                                                                              $ 10,977           $ 10,436
                                                                                          ========           ========